EXHIBIT 5 and 23.2



                                                              August 16, 1996


Pacific Animated Imaging Corporation
326 First Street, Suite 100
Annapolis, MD 21403

         Re:      Registration Statement on Form S-8
                  Consulting Agreement between Pacific Animated Imaging Corporation and Charles LaLoggia

Ladies and Gentlemen:

         We have acted as counsel to Pacific Animated Imaging Corporation, a Delaware Corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 25,000 shares of Common Stock, par value $0.0001, of the Company (the "Shares"). The shares were issued pursuant to a Consulting Agreement entered into on January 1, 1996, between the Company and Charles LaLoggia (the "Agreement").

         In rendering this opinion, we have examined such of the Company's documents, records, certificates, papers and legal matters as we deem necessary to form the basis for our opinion as expressed herein. Based upon the forgoing, we are of the opinion that:

         1. The Company has been duly incorporated and, as of the date of this opinion, is validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized, legally issued, fully-paid and non-assessable under the laws of the State of Delaware.

         The forgoing opinion is limited to matters governed by the business corporations law of the State of Delaware, in force on the date of this opinion. This opinion is rendered as of the date hereof and is applicable only the matters specifically referenced in this opinion. We have no responsibility to update this opinion and disclaim any continuing responsibility for matters occurring after the date of this opinion. This opinion is rendered solely for your benefit in


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connection  with  the  Registration  Statement  on  Form  S-8 respecting  the
Shares issued pursuant to the Agreement and may not be relied upon, quoted or used by any otherperson or entity for any other purpose without the prior consent of a principal of this firm.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8.

                           Very truly yours,

                           PALMARELLA & SWEENEY, P.C.



                           By:  /s/ Ernest D. Palmarella
                                    Ernest D. Palmarella
EDP/las